As filed with the Securities and Exchange Commission on February 3, 1997.

                                                 REGISTRATION NO. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933


                            TOMMY HILFIGER CORPORATION
              (Exact Name of Registrant as Specified in Its Charter)

            British Virgin Islands                 Not Applicable
          (State or Other Jurisdiction of         (I.R.S. Employer
          Incorporation or Organization)       Identification Number)

                          6/F Precious Industrial Centre
                               18 Cheung Yue Street
                             Cheung Sha Wan, Kowloon
                                    Hong Kong
                     (Address of Principal Executive Offices)

                              TOMMY HILFIGER U.S.A.
                            1992 STOCK INCENTIVE PLAN
                                       AND
                   TOMMY HILFIGER (EASTERN HEMISPHERE) LIMITED
                            1992 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)


                               Mr. Joel J. Horowitz
                             Chief Executive Officer
                           Tommy Hilfiger U.S.A., Inc.
                               25 West 39th Street
                            New York, New York  10018
                                  (212) 840-8888
            (Name, Address and Telephone Number of Agent for Service)

                                     Copy to:
                              Eric S. Robinson, Esq.
                          Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                            New York, New York  10019
                                  (212) 403-1000


                                              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO              OFFERING PRICE              AGGREGATE               AMOUNT OF
  TO BE REGISTERED      BE REGISTERED(1)           PER SHARE(2)           OFFERING PRICE(2)        REGISTRATION FEE
-------------------     ----------------         ----------------         -----------------        ----------------
Ordinary Shares, par
value $.01 per share    500,000 shares               $49                     $24,500,000               $7,425

          (1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

          (2)  Pursuant to Rule 457(h) and Rule 457(c) under the
               Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Registrant's Ordinary Shares on the New York Stock Ex-change on January 27, 1997.

------------------------------------------------------------------------------------------------------------------------------------

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement on this form relating to the same
employee benefit plans is effective.





              On December 14, 1995, the Registrant filed a registration statement on Form S-8 (File No. 33-80439) to register 1,000,000 Ordinary Shares, par value $.01 per share ("Ordinary Shares"), which were issuable under the Registrant's stock incentive plans. The contents of that registration statement are incorporated herein by reference. The Registrant is filing this separate Registration Statement to register an additional 500,000 Ordinary Shares which may be issued under the stock incentive plans.


         ITEM 8.  EXHIBITS.

         Exhibit Number        Description

              4.1 Tommy Hilfiger U.S.A. 1992 Stock Incen-tive Plan, as amended and restated

              4.2 Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plan, as amended and restated

              5                Opinion of Harney, Westwood & Riegels

             23.1              Consent of Price Waterhouse LLP

             23.2 Consent of Harney, Westwood & Riegels (included in their opinion filed as Ex-hibit 5)





                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration State-ment to be signed on its behalf by the undersigned, thereunto duly authorized, in Kowloon, Hong Kong, on January 31, 1997.

                                       TOMMY HILFIGER CORPORATION



                                       By:/S/ JOEL J. HOROWITZ
                                          Joel J. Horowitz
                                          Chief Executive Officer
                                          and President

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                   TITLE                 DATE



            /S/ SILAS K.F. CHOU        Chairman of the Board   January 31, 1997
               (Silas K.F. Chou)



                                       Director and Honorary   January 31, 1997
             (Thomas J. Hilfiger)      Chairman of the Board



           /S/ JOEL J. HOROWITZ        Director, Chief         January 31, 1997
              (Joel J. Horowitz)       Executive Officer and
                                       President (principal
                                       executive officer)







           /S/ BENJAMIN M.T. NG        Director, Executive     January 31, 1997
              (Benjamin M.T. Ng)       Vice President --
                                       Corporate Finance
                                       and Assistant
                                       Secretary (principal
                                       financial officer)



                                       Director                January 31, 1997
             (Lawrence S. Stroll)



           /S/ RONALD K.Y. CHAO        Director                January 31, 1997
              (Ronald K.Y. Chao)



            /S/ LESTER M.Y. MA         Director                January 31, 1997
               (Lester M.Y. Ma)



           /S/ JOSEPH M. ADAMKO        Director                January 31, 1997
              (Joseph M. Adamko)



                                       Director                January 31, 1997
              (Clinton V. Silver)



           /S/ STEVEN A. SORILLO       Assistant Treasurer     January 31, 1997
              (Steven A. Sorillo)      (principal accounting
                                       officer)





                                 EXHIBIT INDEX



         EXHIBIT
         NUMBER    DESCRIPTION

           4.1     Tommy Hilfiger U.S.A. 1992 Stock
                   Incentive Plan, as amended and
                   restated

           4.2     Tommy Hilfiger (Eastern Hemisphere) Limited
                   1992 Stock Incentive Plan, as
                   amended and restated

           5       Opinion of Harney, Westwood & Riegels

          23.1     Consent of Price Waterhouse LLP

          23.2     Consent of Harney, Westwood & Riegels
                   (Included in their opinion filed as
                   Exhibit 5)